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                                                                  Exhibit 8.2

          [WILSON, SONSINI, GOODRICH & ROSATI P.C. LETTERHEAD]


                                 July 2, 1997



Mercator Genetics, Inc.
4040 Campbell Avenue
Menlo Park, California 94025

     Re: MERGER AMONG PROGENITOR, INC., MG MERGER SUB CORP. AND MERCATOR GENETICS, INC.

Ladies and Gentlemen:

     We have acted as counsel to Mercator Genetics, Inc., a Delaware corporation ("MGI") in connection with the Registration Statement on Form S-4 filed with the Securities and Exchange Commission (which contains a prospectus and joint proxy statement of Progenitor, Inc., a Delaware corporation ("Progenitor") and MGI) (the "Registration Statement"). Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Registration Statement. We hereby confirm that, assuming the due receipt of certificates of Progenitor, MGI and certain MGI shareholders, as described under the caption "THE REORGANIZATION--Certain Federal Income Tax Consequences," in the Registration Statement, the discussion under the caption "THE REORGANIZATION -- Certain Federal Income Tax Consequences," in the
Registration Statement, subject to the limitations, qualifications and conditions stated therein, expresses our opinion as to the material United States federal income tax consequences to Progenitor, MGI and the shareholders of MGI if the Mercator Certificate Amendement is adopted and the Merger is effected according to the terms of the Agreement.

     This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Internal Revenue Code of 1986, as amended, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

     This opinion addresses only the matters set forth herein, and does not address any other federal, state, local or foreign tax consequences that may result from the

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Mercator Genetics, Inc.
Exhibit 8.2

July 2, 1997
Page Two


Merger and the adoption of the Mercator Certificate Amendment or any other transaction (including any transaction undertaken in connection with the Merger and the adoption of the Mercator Certificate Amendment).

     No opinion is expressed as to any transaction other than the adoption of the Mercator Certificate Amendment and the Merger as described in the Agreement or to any transaction whatsoever, including the adoption of the Mercator Certificate Amendment and the Merger, if all the transactions described in the Agreement are not consummated in accordance with the terms of such Agreement and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "THE REORGANIZATION--Certain Federal Income Tax Consequences," in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                     Very truly yours,


                                     /s/ Wilson, Sonsini, Goodrich & Rosati P.C.
                                     WILSON, SONSINI, GOODRICH & ROSATI
                                     Professional Corporation